UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 6, 2015, Mitel Networks Corporation (“Mitel”) announced its financial results for the quarter ended June 30, 2015. As previously announced, Mitel acquired Mavenir Systems, Inc. (“Mavenir”) on April 29, 2015. Mitel is providing the following unaudited supplemental financial information that it wishes to make available to investors, all of which has been set forth on Exhibit 99.1 attached hereto and incorporated by reference herein:

1.	Mavenir’s Consolidated Statements of Operations for the four consecutive three-month periods ended December 31, 2014, the three-month period ended March 31, 2015 and the one-month period ended April 29, 2015;

2.	reconciliation of Mavenir’s Net Loss to Non-GAAP Loss for the four consecutive three-month periods ended December 31, 2014, the three-month period ended March 31, 2015 and the one-month period ended April 29, 2015;

3.	reconciliation of Mavenir’s Net Loss to Adjusted EBITDA for the four consecutive three-month periods ended December 31, 2014, the three-month period ended March 31, 2015 and the one-month period ended April 29, 2015;

4.	segment results of Mavenir for the four consecutive three-month periods ended December 31, 2014, the three-month period ended March 31, 2015 and the one-month period ended April 29, 2015;

5.	segment results of Mitel for the four consecutive three-month periods ended December 31, 2014, and the three-month periods ended March 31, 2015 and June 30, 2015. The Segment results for Mitel for the three months ended March 31, 2014 include the results of Aastra Technologies Limited (“Aastra”) for the one-month period ended January 31, 2014. Mitel acquired Aastra on January 31, 2014. For a reconciliation of Mitel’s reported results for the three months ended March 31, 2014 to the segment results presented, please see Mitel’s 8-K filed on May 8, 2014; and

6.	pro-forma segment results of Mitel for the four consecutive three-month periods ended December 31, 2014, and the three-month periods ended March 31, 2015 and June 30, 2015. The pro-forma segment results are the sum total of the Mavenir segment results presented under item 4 above, the Mitel segment results presented under item 5, above and pro-forma adjustments made for the acquisition of Mavenir.

Non-GAAP Financial Measurements

To supplement Mitel’s consolidated financial statements presented on a GAAP basis and to supplement Mavenir’s consolidated financial statements, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses that Mitel believes appropriate to enhance an overall understanding of Mavenir’s historical financial performance and also its prospects for the future. These adjustments for the periods presented in the attached are made with the intent of providing both management and investors a more complete understanding of Mavenir’s underlying operational results and trends and Mavenir’s marketplace performance. For example, the non-GAAP results are an indication of baseline performance before gains, losses or other charges that are considered by management to be outside of core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. Adjusted EBITDA is not a measure of performance under GAAP. Adjusted EBITDA should not be considered a substitute for income from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Mitel prepares Adjusted EBITDA to eliminate the impact of items not considered indicative of core operating performance. Mitel encourages you to evaluate these adjustments and the reasons Mitel considers them appropriate, as well as the material limitations of non-GAAP measures and the manner in which Mitel compensates for those limitations.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Unaudited supplemental financial information with respect to Mavenir Systems, Inc. for the four consecutive three-month periods ended December 31, 2014, the three-month period ended March 31, 2015 and the one-month period ended April 29, 2015 and Mitel Networks Corporation for the four consecutive three-month periods ended December 31, 2014, and the three-month periods ended March 31, 2015 and June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2015

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary

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